FOR IMMEDIATE RELEASE

Investor and Media Contacts:

Anthony S. Cleberg                  Colleen T. Bauman
Chief Financial Officer             Investor Relations
(248) 340-9090                      (248) 340-7731

                           CHAMPION MANAGEMENT REPORT

AUBURN HILLS, MICHIGAN, APRIL 22, 2002 - The following Management Report from Walter R. Young, Chairman, President and CEO of Champion Enterprises, Inc. (NYSE: CHB), was posted to Champion's website and sent to interested parties today.

         These are exciting times at Champion! We've accomplished a lot and look forward with much anticipation. We're happy to report that we completed the acquisition of CIT's manufactured housing loan origination business and completed our $150 million Senior Notes offering.

         We thought it would be helpful to provide you with a pro forma balance sheet as of March 30, 2002 reflecting these and other related transactions that have been completed since quarter end. Thus, the attached pro forma balance sheet reflects the following:

         1. The purchase of CIT's manufactured housing loan origination business for approximately $5 million;

         2.       The issuance of $150 million of Senior Notes due 2007;

         3.       The issuance of $25 million of preferred stock;

         4. The repurchase of $25 million of Senior Notes due 2009 for approximately $20 million and the recognition of an extraordinary gain of $3 million after tax, or $0.05 per diluted share; and

         5. The cash collateralization of $17.5 million in letters of credit upon the termination of our bank credit facility. The total amount of letters of credit which will be cash collateralized will increase to $35 million in the next few weeks.

         We hope you find this pro forma information helpful. In our efforts to keep you informed, we look forward to reporting our progress as we start up our finance platform, HomePride Finance Corp., within the next four to six weeks.

                                                                       Walt

         Champion Enterprises, Inc., headquartered in Auburn Hills, Michigan, is the industry's leading manufacturer and has produced nearly 1.6 million homes since the company was founded. The company operates 47 homebuilding facilities in 16 states and two western Canadian provinces and 214 retail locations in 27 states. Independent retailers, including 556 Champion Home Center locations, and approximately 400 builders and developers also sell Champion-built homes. Further information can be found at the company's website, www.championhomes.net.

         This Management Report contains certain statements, including statements regarding the timing of the start up of HomePride Finance Corp., the cash collateralizing of letters of credit and expected floor plan payable reduction, which could be construed to be forward looking statements within the meaning of the Securities and Exchange Act of 1934. These statements reflect the company's views with respect to future plans, events and financial performance. The company does not undertake any obligation to update the information contained herein, which speaks only as of the date of this Management Report. The company has identified certain risk factors which could cause actual results and plans to differ substantially from those included in the forward looking statements. These factors are discussed in the company's most recently filed Form 10-K and other SEC filings, and those discussions regarding risk factors are incorporated herein by reference.

CHAMPION ENTERPRISES, INC.
CONSOLIDATED PRO FORMA BALANCE SHEET (UNAUDITED)
(In thousands, except par value)

                                                                                        Pro forma
                                                              March 30,                 March 30,
                                                                2002                      2002
                                                             ---------                 ----------
Assets

Current assets
Cash and cash equivalents                                     $  25,280                $ 151,504
Restricted cash                                                    --                     17,500  *
Accounts receivable, trade                                       42,472                   42,472
Inventories                                                     174,339                  174,339
Deferred taxes and other current assets                          90,204                   88,306
                                                              ---------                ---------
Total current assets                                            332,295                  474,121
                                                              ---------                ---------

Property, plant and equipment, net                              172,836                  172,836

Goodwill, net                                                   258,964                  263,964

Deferred taxes and other assets                                  76,603                   81,685
                                                              ---------                ---------
                                                              $ 840,698                $ 992,606
                                                              =========                =========

Liabilities and Shareholders' Equity

Current liabilities
Floor plan payable                                            $  63,713                $  63,713  **
Accounts payable                                                 59,648                   59,648
Accrued warranty obligations                                     41,358                   41,358
Accrued volume rebates                                           33,915                   33,915
Accrued compensation and payroll taxes                           16,625                   16,625
Accrued insurance                                                21,705                   21,705
Other current liabilities                                        50,527                   50,527
                                                              ---------                ---------
Total current liabilities                                       287,491                  287,491
                                                              ---------                ---------

Long-term liabilities
Long-term debt
Senior notes due 2007                                              --                    150,000
Senior notes due 2009                                           200,000                  175,000
Other long-term debt                                             24,858                   24,858
                                                              ---------                ---------
  Total long-term debt                                          224,858                  349,858
Deferred portion of purchase price                               14,000                   14,000
Other long-term liabilities                                      31,697                   31,697
                                                              ---------                ---------
                                                                270,555                  395,555
                                                              ---------                ---------

Contingent liabilities

Redeemable convertible preferred stock,
  no par value, 5,000 shares authorized,                         20,000                   20,000
  20 and 25 issued, respectively                                   --                     25,000

Shareholders' equity
Common stock, $1 par value, 120,000 authorized,
  48,706 issued and outstanding                                  48,706                   48,706
Capital in excess of par value                                   38,755                   37,630
Retained earnings                                               177,166                  180,199
Accumulated other comprehensive income (loss)                    (1,975)                  (1,975)
                                                              ---------                ---------
  Total shareholders' equity                                    262,652                  264,560
                                                              ---------                ---------
                                                              $ 840,698                $ 992,606
                                                              =========                =========


*This amount will total $34,943 within the next few weeks.
**We expect to reduce floor plan payable by $20,000 during the second quarter.